Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., October 24, 2018—Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco common stock of 57 cents per share. The quarterly dividend is payable November 23, 2018, to shareholders of record at the close of business on November 9, 2018.

Costco currently operates 766 warehouses, including 531 in the United States and Puerto Rico, 100 in Canada, 39 in Mexico, 28 in the United Kingdom, 26 in Japan, 15 in Korea, 13 in Taiwan, 10 in Australia, two in Spain, one in Iceland, and one in France. Costco also operates e-commerce sites in the U.S., Canada, the United Kingdom, Mexico, Korea, and Taiwan.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs), the ability to remediate material weaknesses in internal control, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation Richard Galanti, 425/313-8203 Bob Nelson, 425/313-8255 David Sherwood, 425/313-8239